Kingstone Reports Record Fourth Quarter and Full Year 2025 Results

Strongest Quarterly and Annual Results in Company History

Q4 GAAP Net Combined Ratio of 64.2% | Q4 Diluted EPS of $1.03 | Q4 Annualized ROE of 51.3%
Q4 Diluted Operating EPS1 of $1.08 | FY Net Income of $40.8M, up 122% | FY Book Value per Share of $8.28 up 75%
Net Premiums Earned Growth of 46% for FY 2025 |Direct Premiums Written Growth1 of 15% for FY 2025
Updates 2026 Guidance

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

Kingston, NY — March 5, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a Northeast regional property and casualty insurance holding company, today announced its financial results for the fourth quarter and year ended December 31, 2025. The Company has also provided an investor presentation that can be accessed through the News & Events/Presentations section of the Company website at www.kingstonecompanies.com.

Key Financial and Operational Highlights
	Quarters Ended			Years Ended
($ in thousands, except per share data)	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Net premiums earned	$49,463	$35,967	37.5%	$187,127	$128,498	45.6%
Direct premiums written[1]	$82,753	$72,533	14.1%	$277,801	$241,980	14.8%
Net combined ratio	64.2%	78.5%	(14.3)pts	75.0%	80.0%	(5.0)pts
Underlying combined ratio[1]	62.6%	78.9%	(16.3)pts	74.4%	79.5%	(5.1)pts
Net income	$14,760	$5,439	171.4%	$40,767	$18,358	122.1%
Net income per share - diluted	$1.03	$0.40	157.5%	$2.88	$1.48	94.6%
Operating net income per share - diluted[1]	$1.08	$0.46	134.8%	$2.79	$1.45	92.4%
Return on equity - annualized	51.3%	34.4%	16.9pts	43.0%	36.3%	6.7pts
1 Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release.

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, "We delivered record results for the fourth quarter and the full year, confirming the preliminary results we reported in February and marking our ninth consecutive quarter of profitability. From year-end 2023 to year-end 2025, we have grown direct premiums written by 39% while improving our combined ratio by 30 points. These results are structural, not simply weather-driven, and they validate the transformation we have executed.

Our competitive advantages are clear. Select, now 57% of policies in force compared to 45% one year ago, continues to drive lower claim frequency through improved risk selection. Our operating efficiency, with a net expense ratio that has improved from 41% in 2021 to 30% in 2025, provides margin durability. Net earned premium growth of 46% for the full year, combined with net investment income growth of 44%, demonstrates the breadth of our earnings power. And our conservative financial position, with no debt and robust reinsurance, means that a major catastrophe event is an income statement impact, not an existential risk.

We are now entering our next chapter of profitable growth. We have set a 2029 goal of $500 million in direct premiums written through continued growth in New York along with measured expansion into new markets, starting with California in Q2, supported by an infrastructure that scales with minimal incremental investment. We are updating our 2026 guidance today, which reflects continued direct premiums written growth of 16% to 20% and an underlying combined ratio1 of 74% to 76%. We will continue to execute with discipline, advance our measured expansion roadmap and allocate capital prudently to deliver long-term value to our shareholders."

Fiscal Year 2026 Outlook
(see “Disclaimer and Forward-Looking Statements” below)

The Company is providing an updated growth and profitability outlook for fiscal year 2026. The guidance ranges below reflect management’s current expectations based on information available as of March 5, 2026 and are subject to the risks and uncertainties described in “Disclaimer and Forward-Looking Statements” below.

Guidance Metrics	2026 Estimate	2025 Actual
Direct premiums written[1,5] growth	16% to 20%	14.8%
Net combined ratio	81% to 86%	75.0%
Underlying combined ratio[1,2] (excluding catastrophe losses and prior-year reserve development)	74% to 76%	74.4%
Prior-year reserve development	—%	(0.6)%
Catastrophe loss ratio[3]	7% to 10%	1.2%
Net income per share – diluted	$2.20 to $2.90	$2.88
Return on equity	24% to 30%	43.0%
Illustrative: Net income per share - diluted at 2025 Actual catastrophe loss ratio (1.2%)[4]	~$3.53
¹Refer to “Definitions and Non-GAAP Measures” for definitions and 2025 reconciliations.
²The Underlying Combined Ratio is a non-GAAP measure. It is computed as the sum of the underlying loss ratio (which is a non-GAAP measure) and the net underwriting expense ratio. The underlying loss ratio excludes catastrophe losses and prior-year reserve development from the GAAP net loss ratio. The most directly comparable GAAP measure is the net combined ratio. Refer to the section entitled “Definitions and Non-GAAP Measures” included in this press release for definitions and reconciliations of non-GAAP financial measures. A reconciliation of the 2026 estimate of Underlying Combined Ratio to the GAAP net combined ratio is not provided because the Company is unable to predict catastrophe losses and prior-year reserve development with reasonable certainty without unreasonable efforts. These items could materially impact the GAAP measure.
³ The catastrophe loss ratio estimate for 2026 of 7% to 10% is at or above the Company’s six-year historical average of 7.1% (2019–2024) and gives effect to the elevated winter storm activity experienced in early 2026. Catastrophe losses are reported net of reinsurance recoveries and include loss adjustment expenses. The Company defines catastrophe events consistent with PCS industry designations.
⁴ Illustrative sensitivity only; not forward-looking guidance. Represents guidance-midpoint net income per share-diluted recalculated at FY2025 actual catastrophe loss ratio of 1.2%, assuming that all other guidance assumptions remain constant. This figure is provided for modeling context only.
5Guidance for the most comparable GAAP measure, net premiums earned, is not provided because net premiums earned is an output of multiple variables including direct written premium growth, quota share cession rates, and premium earning patterns, several of which are not within the Company’s direct control, therefore the Company is unable to predict such variables with reasonable certainty without unreasonable efforts.

Catastrophe Sensitivity
For purposes of the 2026 guidance, it is assumed that each 1 point of catastrophe loss ratio will result in ~$2.5 million pre-tax losses, or ~$0.13 per diluted share after tax, as indicated below:

CAT Sensitivity Metric (Per 1.0 pt change)	2026E
Pre-tax underwriting impact	~$2.5 million
After-tax underwriting impact per share (at assumed effective tax rate)	~$0.13 per share

Key Modeling Assumptions
The following reflects certain key modeling assumptions with respect to the full year 2026 guidance:

Assumption	2026E
Illustrative net premiums earned*	~$252 million
Assumed effective tax rate	21%
Weighted average diluted shares outstanding	14.8 million
* For modeling purposes only. The illustrative net premiums earned figure is a baseline assumption used solely for the catastrophe sensitivity calculations above. It is not forward-looking guidance on net premiums earned and should not be interpreted as such. Net premiums earned is an output of multiple variables including direct written premium growth, quota share cession rates, and premium earning patterns, several of which are not within the Company’s direct control.

Consolidated Financial Results

Consolidated Financial Results	Quarters Ended			Years Ended
($ in thousands, except policy and per share data)	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Net premiums earned	$49,463	$35,967	37.5%	$187,127	$128,498	45.6%
Direct premiums written[1]	$82,753	$72,533	14.1%	$277,801	$241,980	14.8%

Policies in force, at the end of the period				80,432	77,656	3.6%

Net investment income	$2,951	$1,906	54.8%	$9,799	$6,824	43.6%
Net gains (losses) on investments	$(901)	$(905)	0.4%	$(310)	$415	NM
Gain on sale of real estate	$—	$—	—%	$1,966	$—	NM

Net loss ratio	36.3%	48.7%	(12.4)pts	45.0%	48.7%	(3.7)pts
Net underwriting expense ratio	27.9%	29.8%	(1.9)pts	30.0%	31.3%	(1.3)pts
Net combined ratio	64.2%	78.5%	(14.3)pts	75.0%	80.0%	(5.0)pts

Net loss ratio	36.3%	48.7%	(12.4)pts	45.0%	48.7%	(3.7)pts
Catastrophe loss ratio[1]	2.1%	—%	2.1pts	1.2%	1.9%	(0.7)pts
Net loss ratio excluding the effect of catastrophes[1]	34.2%	48.7%	(14.5)pts	43.8%	46.8%	(3.0)pts
Effect of prior-year favorable reserve development	(0.5)%	(0.4)%	(0.1)pts	(0.6)%	(1.4)%	0.8pts
Underlying loss ratio[1]	34.7%	49.1%	(14.4)pts	44.4%	48.2%	(3.8)pts

Net Income	$14,760	$5,439	171.4%	$40,767	$18,358	122.1%
Net Income per share - basic	$1.04	$0.44	136.4%	$2.93	$1.60	83.1%
Net Income per share - diluted	$1.03	$0.40	157.5%	$2.88	$1.48	94.6%
Return on equity - annualized	51.3%	34.4%	16.9pts	43.0%	36.3%	6.7pts

Adjusted EBITDA[1]	$20,342	$9,303	118.7%	$54,052	$30,516	77.1%

Other comprehensive income (loss), net of tax	$663	$(3,135)	NM	$6,094	$99	NM
Operating net income[1]	$15,471	$6,153	151.4%	$39,459	$18,031	118.8%
Operating net income per share - basic[1]	$1.09	$0.49	122.4%	$2.83	$1.57	80.3%
Operating net income per share - diluted[1]	$1.08	$0.46	134.8%	$2.79	$1.45	92.4%
Operating return on equity[1]	13.4%	9.7%	3.7pts	41.7%	35.6%	6.1pts
Operating return on equity[1] - annualized	53.7%	38.9%	14.8pts	41.7%	35.6%	6.1pts

Book value per share, at the end of the period - diluted				$8.28	$4.73	75.2%
Book value per share, at the end of the period - diluted excluding AOCI				$8.69	$5.59	55.5%
NM = Not Meaningful
1 Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release.

Conference Call Details
Friday, March 6, 2026, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free    1-877-407-2991
International     1-201-389-0925

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call will also be available via live webcast on the Company’s website under the News & Events/Presentations section at www.kingstonecompanies.com. A replay will be available for 30 days.

About Kingstone Companies, Inc.
Kingstone is a Northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. KICO was the 12th largest writer of homeowners insurance in New York in 2024 and is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of March 5, 2026 and management's review of the anticipated financial results for 2026. Such guidance remains subject to change based on management's ongoing review of the Company's 2026 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

The risks and uncertainties include, without limitation, the following:

•the risk of significant losses from catastrophes and severe weather events;
•risks related to the lack of a financial strength rating from A.M. Best;
•risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
•adverse capital, credit and financial market conditions;
•risks related to volatility in net investment income;
•the unavailability of reinsurance at current levels and prices;
•the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•the credit risk of our reinsurers;
•the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•the effects of climate change on the frequency or severity of weather events and wildfires;
•risks related to the limited market area of our business;
•risks related to a concentration of business in a limited number of producers;
•legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•the effects of competition in our market areas;
•our reliance on certain key personnel;
•risks related to security breaches or other attacks involving our computer systems or those of our vendors;
•our reliance on information technology and information systems; and
•the uncertainty relating to our geographic diversification strategy in entering the California market and other markets.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written represent the total premiums charged on policies issued by the Company during the respective fiscal period.

Net premiums written are direct premiums written less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct premiums written and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct premiums written and net premiums written, along with other measures, to gauge the Company’s performance and evaluate results. Direct premiums written and net premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.

Adjusted EBITDA is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.

Management uses adjusted EBITDA along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income and does not reflect the Company’s overall profitability.

Operating net income and basic operating net income per share is net income and basic income per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income and basic net income per share are the GAAP measures most closely comparable to operating net income and basic operating net income per share.

Management uses operating net income and basic operating net income per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income and basic operating net income per share are provided as supplemental information, not as a substitute for net income and basic net income per share and do not reflect the Company’s overall profitability.

Operating net income and diluted operating net income per share is net income and diluted income per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income and diluted net income per share are the GAAP measures most closely comparable to operating net income and diluted operating net income (loss) per share.

Management uses operating net income and diluted operating net income per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income and diluted operating net income per share are provided as supplemental information, not as a substitute for net income and diluted net income per share, and do not reflect the Company’s overall profitability.

Operating return on equity is operating income divided by average equity. Return on equity is the GAAP measure most closely comparable to operating return on equity.

Management uses operating return on equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company’s overall return on average common equity.

Underlying loss ratio is a non-GAAP ratio, which is computed as the GAAP net loss ratio excluding the effect of prior year loss reserve development and catastrophe losses.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Net loss ratio excluding the effect of catastrophes is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by catastrophe losses. Catastrophe losses cause the Company’s net loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Underlying combined ratio is a non-GAAP measure, which is computed as the sum of the underlying loss ratio and the net underwriting expense ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net combined ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net combined ratio. The underlying combined ratio should not be considered a substitute for the net combined ratio and does not reflect the Company’s net combined ratio.

The table below reconciles net premiums earned to direct premiums written for the periods presented:

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
			%			%
(000’s except percentages)	2025	2024	Change	2025	2024	Change
Direct Premiums Written Reconciliation:
Net premiums earned	$49,463	$35,967	37.5%	$187,127	$128,498	45.6%
Change in unearned premiums	19,387	18,197	6.5	26,592	25,732	3.3

Net premiums written	68,850	54,164	27.1	213,719	154,230	38.6
Ceded written premiums	13,903	18,369	(24.3)	64,082	87,750	(27.0)

Direct premiums written	$82,753	$72,533	14.1%	$277,801	$241,980	14.8%

(Components may not sum due to rounding)

The following table reconciles net income to adjusted EBITDA for the periods indicated:

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
			%			%
(000’s except percentages)	2025	2024	Change	2025	2024	Change
Adjusted EBITDA Reconciliation:
Net income	$14,760	$5,439	171.4%	$40,767	$18,358	122.1%
Interest expense	69	629	(89.0)	445	3,514	(87.3)
Income tax expense	3,695	1,241	197.7	10,279	4,930	108.5
Depreciation and amortization	678	613	10.6	2,560	2,449	4.5
EBITDA	19,201	7,922	142.4	54,051	29,251	84.8
Loss on extinguishment of debt	—	—	NM	175	297	(41.1)
Net loss (gain) on investments	901	905	(0.4)	310	(415)	NM
Gain on sale of real estate	—	—	NM	(1,966)	—	NM
Stock-based compensation	241	477	(49.5)	1,482	1,383	7.2
Adjusted EBITDA	$20,342	$9,303	118.7%	$54,052	$30,516	77.1%

(Components may not sum due to rounding)
NM = Not Meaningful

The following table reconciles net income to operating net income and basic net income per share to basic operating net income per share for the periods indicated:

	For the Three Months Ended				For the Years Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024

(000’s except per common share and outstanding share amounts)	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share	Amount	Basic income per common share

Net income	$14,760	$1.04	$5,439	$0.44	$40,767	$2.93	$18,358	$1.60

Net loss (gain) on investments	901		905		310		(415)
Gain on sale of real estate	—		—		(1,966)		—
Net loss (gain) on investments and (gain) on sale of real estate	901		905		(1,656)		(415)
Less tax benefit (expense) on net loss (gain)	189		190		(348)		(87)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	711	$0.05	715	$0.06	(1,308)	$(0.09)	(327)	$(0.03)

Operating net income	$15,471	$1.09	$6,153	$0.49	$39,459	$2.83	$18,031	$1.57

Weighted average basic shares outstanding	14,153,746		12,482,146		13,926,024		11,478,899

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and diluted net income per share to diluted operating net income per share for the periods indicated:

	For the Three Months Ended				For the Years Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
(000’s except per common share and outstanding share amounts)	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share	Amount	Diluted income per common share

Net income	$14,760	$1.03	$5,439	$0.40	$40,767	$2.88	$18,358	$1.48

Net loss (gain) on investments	901		905		310		(415)
Gain on sale of real estate	—		—		(1,966)		—
Net loss (gain) on investments and (gain) on sale of real estate	901		905		(1,656)		(415)
Less tax benefit (expense) on net loss (gain)	189		190		(348)		(87)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	711	$0.05	715	$0.05	(1,308)	$(0.09)	(327)	$(0.03)

Operating net income	$15,471	$1.08	$6,153	$0.46	$39,459	$2.79	$18,031	$1.45

Weighted average diluted shares outstanding	14,383,270		13,491,412		14,143,173		12,423,769

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
(000’s except percentages)	2025	2024	Change	2025	2024	Change
Operating Net Income Reconciliation:
Net income	$14,760	$5,439	171.4%	$40,767	$18,358	122.1%

Net loss (gain) on investments	901	905	(0.4)%	310	(415)	NM
Gain on sale of real estate	—	—	NM	(1,966)	—	NM
Net loss (gain) on investments and (gain) on sale of real estate	901	905	(0.4)%	(1,656)	(415)	299.0%
Less tax benefit (expense) on net loss (gain)	189	190	(0.5)%	(348)	(87)	300.0%
Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	711	715	(0.6)%	(1,308)	(327)	300.0%

Operating net income	$15,471	$6,153	151.4%	$39,459	$18,031	118.8%

Operating Return on Equity Reconciliation:

Net income	$14,760	$5,439	171.4%	$40,767	$18,358	122.1%
Average equity	$115,192	$63,189	82.3%	$94,720	$50,606	87.2%
Return on equity	12.8%	8.6%	4.2pts	43.0%	36.3%	6.7pts
Return on equity - annualized	51.3%	34.4%	16.9pts	43.0%	36.3%	6.7pts

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	$711	$715	(0.6)%	$(1,308)	$(327)	300.0%
Average equity	$115,192	$63,189	82.3%	$94,720	$50,606	87.2%
Effect of net loss (gain) on investments and (gain) on sale of real estate, net of taxes, on return on equity	0.6%	1.1%	(0.5)pts	(1.4)%	(0.6)%	(0.8)pts

Operating net income	$15,471	$6,153	151.4%	$39,459	$18,031	118.8%
Operating net income - annualized	$61,884	$24,612	151.4%	$39,459	$18,031	118.8%
Average equity	$115,192	$63,189	82.3%	$94,720	$50,606	87.2%

Operating return on equity	13.4%	9.7%	3.7pts	41.7%	35.6%	6.1pts
Operating return on equity - annualized	53.7%	38.9%	14.8pts	41.7%	35.6%	6.1pts

(Components may not sum due to rounding)
NM = Not Meaningful

The following table reconciles the net loss ratio to the underlying loss ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	2025	2024	Percentage Point Change		2025	2024	Percentage Point Change
Underlying Loss Ratio Reconciliation:

Net loss ratio	36.3%	48.7%	(12.4)	pts	45.0%	48.7%	(3.7)	pts

Effect of catastrophes	2.1%	—%	2.1	pts	1.2%	1.9%	(0.7)	pts
Net loss ratio excluding the effect of catastrophes	34.2%	48.7%	(14.5)	pts	43.8%	46.8%	(3.0)	pts
Effect of prior-year favorable reserve development	(0.5)%	(0.4)%	(0.1)	pts	(0.6)%	(1.4)%	0.8	pts

Underlying Loss Ratio	34.7%	49.1%	(14.4)	pts	44.4%	48.2%	(3.8)	pts

(Components may not sum due to rounding)

The following table reconciles the net combined ratio to the underlying combined ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	2025	2024	Percentage Point Change		2025	2024	Percentage Point Change
Underlying Combined Ratio Reconciliation:

Net combined ratio	64.2%	78.5%	(14.3)	pts	75.0%	80.0%	(5.0)	pts

Effect of catastrophes	2.1%	—%	2.1	pts	1.2%	1.9%	(0.7)	pts
Effect of prior-year favorable reserve development	(0.5)%	(0.4)%	(0.1)	pts	(0.6)%	(1.4)%	0.8	pts

Underlying Combined Ratio	62.6%	78.9%	(16.3)	pts	74.4%	79.5%	(5.1)	pts

(Components may not sum due to rounding)

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $5,137,267 at December 31, 2025 and $5,959,265 at December 31, 2024)	$6,042,348	$7,047,342
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $296,738,055 at December 31, 2025 and $202,308,158 at December 31, 2024)	289,037,190	186,893,438
Equity securities, at fair value (cost of $13,546,654 at December 31, 2025 and $13,527,554 at December 31, 2024)	10,056,595	10,296,505
Other investments	4,552,378	4,380,656
Total investments	309,688,511	208,617,941
Cash and cash equivalents	12,178,730	28,669,441
Premiums receivable, net of allowance for credit losses of $20,831 at December 31, 2025 and $402,290 at December 31, 2024	21,012,408	21,766,988
Reinsurance receivables, net	58,996,945	69,322,436
Prepaid reinsurance	2,142,329	—
Deferred policy acquisition costs	27,867,207	24,732,371
Intangible assets	500,000	500,000
Property and equipment, net	7,897,675	9,283,970
Deferred income taxes, net	4,179,559	5,597,920
Other assets	8,961,787	6,424,776
Total assets	$453,425,151	$374,915,843

Liabilities
Loss and loss adjustment expense reserves	$140,538,618	$126,210,428
Unearned premiums	154,028,072	134,701,733
Advance premiums	4,003,453	3,503,063
Reinsurance balances payable	5,232,319	10,509,121
Deferred ceding commission revenue	8,362,529	11,541,239
Accounts payable, accrued expenses and other liabilities	11,253,649	10,570,388
Income taxes payable	2,835,135	—
Debt, net (Current $1,296,900 and long-term $3,143,227 at December 31, 2025 and current $6,849,257 and long-term $4,322,163 at December 31, 2024)	4,440,127	11,171,420
Total liabilities	330,693,902	308,207,392

Commitments and Contingencies	—	—

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 2,500,000 shares	—	—
Common stock, $0.01 par value; authorized 20,000,000 shares; issued 15,921,651 shares at December 31, 2025 and 14,448,205 shares at December 31, 2024; outstanding 14,397,526 shares at December 31, 2025 and 12,924,080 shares at December 31, 2024	159,216	144,482
Capital in excess of par	99,624,713	89,063,326
Accumulated other comprehensive loss	(6,081,530)	(12,175,476)
Retained earnings (accumulated deficit)	34,596,857	(4,755,874)
	128,299,256	72,276,458
Treasury stock, at cost, 1,524,125 shares at December 31, 2025 and 1,524,125 shares
at December 31, 2024	(5,568,007)	(5,568,007)
Total stockholders' equity	122,731,249	66,708,451

Total liabilities and stockholders' equity	$453,425,151	$374,915,843

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenues
Net premiums earned	$49,463,346	$35,967,212	$187,126,722	$128,497,920
Ceding commission revenue	4,734,323	4,967,198	15,674,971	18,837,946
Net investment income	2,950,830	1,906,461	9,798,764	6,823,590
Net (losses) gains on investments	(900,588)	(904,756)	(309,994)	414,551
Realized gain on sale of real estate	—	—	1,965,989	—
Other income	173,346	166,968	610,849	568,096
Total revenues	56,421,257	42,103,083	214,867,301	155,142,103

Expenses
Loss and loss adjustment expenses	17,931,158	17,509,224	84,265,722	62,634,716
Commission expense	10,476,200	8,840,787	40,726,801	33,929,333
Other underwriting expenses	8,227,549	7,017,007	31,718,770	25,692,727
Other operating expenses	585,835	813,963	4,105,310	3,634,583
Depreciation and amortization	677,955	613,429	2,559,835	2,448,932
Interest expense	68,076	629,474	445,213	3,513,655
Total expenses	37,966,773	35,423,884	163,821,651	131,853,946

Income from operations before taxes	18,454,484	6,679,199	51,045,650	23,288,157
Income tax expense	3,694,823	1,240,524	10,278,522	4,929,721
Net income	14,759,661	5,438,675	40,767,128	18,358,436

Other comprehensive income, net of tax

Gross (increase) decrease in unrealized losses on available-for-sale-securities	628,661	(3,971,325)	7,491,149	111,446

Reclassification adjustment for losses included in net income	210,580	2,511	222,706	13,979
Net (increase) decrease in unrealized losses	839,241	(3,968,814)	7,713,855	125,425

Income tax benefit (expense) related to items of other comprehensive income (loss)	(176,241)	833,451	(1,619,909)	(26,338)
Other comprehensive income (loss), net of tax	663,000	(3,135,363)	6,093,946	99,087

Comprehensive income	$15,422,661	$2,303,312	$46,861,074	$18,457,523

Earnings per common share:
Basic	$1.04	$0.44	$2.93	$1.60
Diluted	$1.03	$0.40	$2.88	$1.48

Weighted average common shares outstanding
Basic	14,153,746	12,482,146	13,926,024	11,478,899
Diluted	14,383,270	13,491,412	14,143,173	12,423,769

Dividends declared and paid per common share	$0.05	$—	$0.10	$—